Exhibit 99.1

SEVENTH AMENDMENT TO LEASE

THIS SEVENTH AMENDMENT TO LEASE (this “Amendment”) is entered into as of this 26th day of September, 2018 (the Execution Date”), by and between BMR-BROADWAY LLC, a Delaware limited liability company (“Landlord”), and EVERQUOTE, INC., a Delaware corporation formerly known as AdHarmonics, Inc. (“Tenant”).

RECITALS

A. WHEREAS, Landlord and Tenant are parties to that certain Lease dated as of July 24, 2013 (“Original Lease”), as amended by that certain First Amendment to Lease dated as of September 30, 2013, by that certain Second Amendment to Lease dated as of January 30, 2015 (“Second Amendment”), that certain Third Amendment to Lease dated as of July 24, 2015, that certain Fourth Amendment to Lease dated as of December 20, 2016 (“Fourth Amendment”), that certain Fifth Amendment to Lease dated as of October 23, 2017, and that certain Sixth Amendment to Lease dated as of February 12, 2018 (collectively, and as the same may have been amended, supplemented or modified from time to time, the “Existing Lease”), whereby Tenant leases certain premises (the “Original Premises”) from Landlord at 210 Broadway in Cambridge, Massachusetts (the “Building”);

B. WHEREAS, Landlord desires to lease to Tenant, and Tenant desires to lease from Landlord, an additional approximately seven thousand one hundred forty-eight (7,148) rentable square feet of space located on the second (2nd) floor of the Building, as shown on Exhibit A attached hereto (the “Second Floor Additional Premises”); and

C. WHEREAS, Landlord and Tenant desire to modify and amend the Existing Lease only in the respects and on the conditions hereinafter stated.

AGREEMENT

NOW, THEREFORE, Landlord and Tenant, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, agree as follows:

1. Definitions. For purposes of this Amendment, capitalized terms shall have the meanings ascribed to them in the Existing Lease unless otherwise defined herein. The Existing Lease, as amended by this Amendment, is referred to collectively herein as the “Lease.” From and after the date hereof, the term “Lease,” as used in the Existing Lease, shall mean the Existing Lease, as amended by this Amendment.

2. Additional Premises. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, as of the Second Floor Term Commencement Date (as defined below), the Second Floor Additional Premises for use by Tenant in accordance with the Permitted Use and no other uses without Landlord’s prior written consent. Tenant’s leasing of the Second Floor Additional Premises shall be upon all of the same terms and conditions of the Lease applicable to the Original Premises, except to the extent inconsistent with the provisions of this Amendment. From and after the Second Floor Additional Premises Commencement Date, the term “Premises,” as used in the Lease, shall (i) mean the Original Premises plus the Second Floor Additional Premises and (ii) contain approximately thirty-two thousand four hundred (32,400) square feet of Rentable Area.

3. Second Floor Additional Premises Term Commencement Date. The term with respect to the Second Floor Additional Premises shall commence on the later of (i) the date Landlord delivers possession of the Second Floor Additional Premises to Tenant, and (ii) March 24, 2019 (the “Second Floor Term Commencement Date”). Tenant shall execute and deliver to Landlord written acknowledgment of the Second Floor Term Commencement Date within ten (10) business days after the date Tenant takes occupancy of the Second Floor Additional Premises, in substantially the form attached as Exhibit C hereto. Failure to execute and deliver such acknowledgment, however, shall not affect the Second Floor Term Commencement Date or Landlord’s or Tenant’s liability hereunder. Failure by Tenant to obtain validation by any governmental licensing agency of the Second Floor Additional Premises required for the Permitted Use by Tenant shall not serve to extend the Second Floor Term Commencement Date.

4. Term Expiration Date. The term with respect to the Second Floor Additional Premises shall expire on September 30, 2024, which date is coterminous with the Term Expiration Date for the Original Premises. The term “Term” as used in the Lease shall be deemed to include the term for the Second Floor Additional Premises.

5. Rent.

(a) Base Rent for Second Floor Additional Premises. Tenant’s obligation to pay Base Rent for the Second Floor Additional Premises shall commence on the date that is one (1) month after the Second Floor Term Commencement Date (the “Second Floor Rent Commencement Date”). Monthly and annual installments of Base Rent for the Second Floor Additional Premises (on a gross plus electric basis) shall be as set forth in the table below.

Dates	Approximate Square Feet of Rentable Area	Base Rent per Square Foot of Rentable Area	Monthly Base Rent	Annual Base Rent
Rent Commencement Date – One day before the 1st Anniversary of the Rent Commencement Date	7,148	$80.00 annually	$47,653.33	$571,840.00
1st Anniversary of Rent Commencement Date – One day before the 2nd Anniversary of the Rent Commencement Date	7,148	$81.00 annually	$48,249.00	$578,988.00
2nd Anniversary of Rent Commencement Date – One day before the 3rd Anniversary of the Rent Commencement Date	7,148	$82.00 annually	$48,844.67	$586,136.00
3rd Anniversary of Rent Commencement Date – One day before the 4th Anniversary of the Rent Commencement Date	7,148	$83.00 annually	$49,440.33	$593,284.00
4th Anniversary of Rent Commencement Date – One day before the 5th Anniversary of the Rent Commencement Date	7,148	$84.00 annually	$50,036.00	$600,432.00
5th Anniversary of Rent Commencement Date – 9/30/2024	7,148	85.00 annually	$50,631.67	*

*	Not a full 12 months

(b) Operating Expenses and Real Estate Taxes for Second Floor Additional Premises. Commencing on the Second Floor Term Commencement Date, Tenant shall pay Landlord as Additional Rent at times specified in the Lease (i) any increase in Taxes payable with respect to the Project, based upon Tenant’s Pro Rata Share with respect to the Second Floor Additional Premises in excess of Taxes for the calendar year 2019, (ii) any increase in Operating Expenses, based upon Tenant’s Pro Rata Share with respect to the Second Floor Additional Premises in excess of Operating Expenses for the calendar year 2019 and (c) any other amounts with respect to the Additional Premises that Tenant assumes or agrees to pay under the provisions of the Lease that are owed to Landlord, including any and all other sums that may become due by reason of any default of Tenant or failure on Tenant’s part to comply with the agreements, terms, covenants and conditions of the Lease to be performed by Tenant, after notice and the lapse of any applicable cure periods.

(c) Electricity for Additional Premises. Commencing on the Second Floor Term Commencement Date, Tenant shall pay for all electricity supplied to the Second Floor Additional Premises, together with any fees, surcharges and taxes thereon.

6. Second Floor Tenant Improvements.

(a) Tenant shall cause the work (the “Second Floor Tenant Improvements”) described in the Work Letter attached hereto as Exhibit C (the “Work Letter”) to be constructed in the Second Floor Additional Premises at a cost to Landlord not to exceed Seventy-One Thousand Four Hundred Eighty and 00/100 Dollars ($71,480.00) (based upon Ten and 00/100 Dollars ($10.00) per square foot of Rentable Area of the Second Floor Additional Premises) (the “Second Floor TI Allowance”). The Second Floor TI Allowance may be applied to the costs of The TI Allowance may be applied to the costs of (i) construction, (ii) project review by Landlord (which fee shall equal three percent (3%) of the cost of the Second Floor Tenant Improvements, including the Second Floor TI Allowance, (iii) commissioning of mechanical, electrical and plumbing systems by a licensed, qualified commissioning agent hired by Tenant, and review of such party’s commissioning report by a licensed, qualified commissioning agent hired by Landlord, (iv) space planning, architect, engineering and other related services performed by third parties unaffiliated with Tenant, (v) building permits and other taxes, fees, charges and levies by Governmental Authorities (as defined below) for permits or for inspections of the Second Floor Tenant Improvements, and (vi) costs and expenses for labor, material, equipment and fixtures. In no event shall the Second Floor TI Allowance be used for (A) the cost of work that is not authorized by the Approved Plans (as defined in the Work Letter) or otherwise approved in writing by Landlord, (B) payments to Tenant or any affiliates of Tenant, (C) the purchase of any furniture, personal property or other non-building system equipment, (D) costs arising from any default by Tenant of its obligations under this Lease or (E) costs that are recoverable by Tenant from a third party (e.g., insurers, warrantors, or tortfeasors). Notwithstanding anything to the contrary set forth herein, Tenant may apply up to Seventeen Thousand Eight Hundred Seventy and 00/100 Dollars ($17,870.00) of the Second Floor TI Allowance (based upon Two and 50/100 Dollars ($2.50) per spare foot of Rentable Area of the Second Floor Additional Premises) towards construction work at the Existing Premises.

(b) Tenant shall have until the date that is twelve (12) months after the Second Floor Additional Premises Term Commencement Date (the “Second Floor TI Deadline”) to expend the unused portion of the Second Floor TI Allowance, after which date Landlord’s obligation to fund such costs shall expire.

(c) In no event shall any unused Second Floor TI Allowance entitle Tenant to a credit against Rent payable under this Lease. The term “Substantially Complete” or “Substantial Completion” means that the Second Floor Tenant Improvements are substantially complete in accordance with the Approved Plans (as defined in the Work Letter), except for minor punch list items.

(d) Prior to entering upon the Second Floor Additional Premises, Tenant shall furnish to Landlord evidence reasonably satisfactory to Landlord that insurance coverages required of Tenant under the provisions of Article 23 of the Existing Lease are in effect, and such entry shall be subject to all the terms and conditions of the Lease.

7. Pro Rata Shares. Effective as of the Second Floor Term Commencement Date, the table in Section 2.2 of the Existing Lease shall be deleted and replaced with the following table:

Definition or Provision	Means the Following

Approximate Rentable Area of Premises under Original Lease	6,010 square feet

Approximate Rentable Area of Additional Premises under Second Amendment	8,750 square feet

Approximate Rentable Area of First Floor Additional Premises under Fourth Amendment	2,757 square feet

Approximate Rentable Area of Fourth Floor Additional Premises under Fourth Amendment	7,735 square feet

Approximate Rentable Area of Second Floor Additional Premises under this Amendment	7,148 square feet

Approximate Total Rentable Area of Premises	32,400 square feet

Approximate Rentable Area of Project	64,812 square feet

Tenant’s Pro Rata Share of Project (Premises under Original Lease)	9.27%

Tenant’s Pro Rata Share of Project (Additional Premises under Second Amendment)	13.50%

Tenant’s Pro Rata Share of Project (First Floor Additional Premises under Fourth Amendment)	4.25%

Tenant’s Pro Rata Share of Project (Fourth Floor Additional Premises under Fourth Amendment)	11.93%

Tenant’s Pro Rata Share of Project (Second Floor Additional Premises under this Amendment)	11.03%

Tenant’s Pro Rata Share of Project (Premises)	49.99%

8. Condition of Premises. Tenant acknowledges that (a) Tenant agrees to take the Second Floor Additional Premises in its condition “as is” as of the Second Floor Term Commencement Date, (b) Landlord shall have no obligation to alter, repair or otherwise prepare the Second Floor Additional Premises for Tenant’s occupancy or to pay for any improvements to the Second Floor Additional Premises, except with respect to the Second Floor TI Allowance.

9. Security Deposit. The Security Deposit shall not be increased in connection with the addition of the Second Floor Additional Premises.

10. Parking. Notwithstanding anything in the Lease to the contrary, Tenant shall have a non-exclusive, irrevocable license to use seven (7) parking spaces in the parking facilities serving the Building in connection with the Second Floor Additional Premises commencing on the Second Floor Term Commencement Date. Tenant’s use of such space shall be in common on an unreserved basis with other tenants of the Building during the Term at a cost per parking space equal to the then-current amount Tenant is paying with respect to each parking space for the Existing Premises, which amount is subject to periodic market adjustments, and which Tenant shall pay as Additional Rent (and outside of Operating Expenses) simultaneously with payments of Base Rent. For clarity, Tenant’s obligation to pay for the spaces described in this Section 10 shall commence on the Second Floor Term Commencement Date. All the other terms and conditions of the Lease relating to parking, including without limitation, Section 13 of the Existing Lease, shall apply to the parking spaces relating to the Additional Premises.

11. Right of First Offer. For so long as Tenant leases and personally occupies at lease seventy-five percent (75%) of the Premises, and subject to any other parties’ pre-existing rights with respect to Available ROFO Premises (as defined below), Tenant shall have a one-time right of first offer (“ROFO”) as to any rentable premises in the third (3rd) floor of the Building for which Landlord is seeking a tenant (“Available ROFO Premises”); provided, however, that in no event shall Landlord be required to lease any Available ROFO Premises to Tenant for any period past the date on which this Lease expires or is terminated pursuant to its terms. To the extent that Landlord renews or extends a then-existing lease with any then-existing tenant or subtenant of any space, or enters into a new lease with such then-existing tenant or subtenant, the affected space shall not be deemed to be Available ROFO Premises. In the event Landlord intends to market Available ROFO Premises, Landlord shall provide written notice thereof to Tenant (the “Notice of Marketing”).

(a) Within ten (10) business days following its receipt of a Notice of Marketing, Tenant shall advise Landlord in writing whether Tenant elects to lease all (not just a portion) of the Available ROFO Premises and on what terms and conditions. If Tenant fails to notify Landlord of Tenant’s election within such ten (10) business day period, then Tenant shall be deemed to have elected not to lease the Available ROFO Premises.

(b) If Tenant timely notifies Landlord that Tenant elects to lease all of the Available ROFO Premises and of the terms and conditions therefore (“Tenant’s Offer”) (provided that Tenant shall be required to lease the Available ROFO Premises for at least the remainder of the then-current Term), then Landlord shall have ten (10) business days after receipt of Tenant’s Offer to respond to Tenant in writing whether Landlord elects to lease the Available ROFO Premises to Tenant on the terms and conditions set forth in Tenant’s Offer. If Tenant timely delivers Tenant’s Offer and Landlord elects to lease the Available ROFO Premises to Tenant on the terms and conditions set forth in Tenant’s Offer, then Landlord shall lease the Available ROFO Premises to Tenant upon the terms and conditions set forth in Tenant’s Offer.

(c) If (a) Tenant notifies Landlord that Tenant elects not to lease the Available ROFO Premises, (b) Tenant fails to notify Landlord of Tenant’s election within the ten (10)-business day period described above or (c) Landlord declines to lease the Available ROFO Premises to Tenant on the terms and conditions set forth in Tenant’s Offer, then Landlord shall have the right to consummate a lease of the Available ROFO Premises at base rent not less than ninety five percent (95%) of that stated in Tenant’s Offer, if applicable, and Tenant’s ROFO shall expire.

(d) Notwithstanding anything in this Article to the contrary, Tenant shall not exercise the ROFO during such period of time that Tenant is in default under any provision of this Lease. Any attempted exercise of the ROFO during a period of time in which Tenant is so in default shall be void and of no effect. In addition, Tenant shall not be entitled to exercise the ROFO if Landlord has given Tenant two (2) or more notices of default under this Lease, whether or not the defaults are cured, during the twelve (12) month period prior to the date on which Tenant seeks to exercise the ROFO.

(e) Notwithstanding anything in this Lease to the contrary, Tenant shall not assign or transfer the ROFO, either separately or in conjunction with an assignment or transfer of Tenant’s interest in the Lease, without Landlord’s prior written consent, which consent Landlord may withhold in its sole and absolute discretion.

(f) If Tenant exercises the ROFO, Landlord does not guarantee that the Available ROFO Premises will be available on the anticipated commencement date for the Lease as to such Premises due to a holdover by the then-existing occupants of the Available ROFO Premises or for any other reason beyond Landlord’s reasonable control.

12. Broker. Tenant represents and warrants that it has not dealt with any broker or agent in the negotiation for or the obtaining of this Amendment, other than CBRE|New England (“Broker”), and agrees to reimburse, indemnify, save, defend (at Landlord’s option and with counsel reasonably acceptable to Landlord, at Tenant’s sole cost and expense) and hold harmless the Landlord Indemnitees for, from and against any and all cost or liability for compensation claimed by any such broker or agent, other than Broker, employed or engaged by it or claiming to have been employed or engaged by it. Broker is entitled to a leasing commission in connection with the making of this Amendment, and Landlord shall pay such commission to Broker pursuant to a separate agreement between Landlord and Broker.

13. No Default. Each party represents, warrants and covenants that, to the best of such party’s knowledge, Landlord and Tenant are not in default of any of their respective obligations under the Existing Lease and no event has occurred that, with the passage of time or the giving of notice (or both) would constitute a default by either Landlord or Tenant thereunder.

14. Notices. Tenant confirms that, notwithstanding anything in the Lease to the contrary, notices delivered to Tenant pursuant to the Lease should be sent to:

Everquote, Inc.

210 Broadway

3rd Floor

Cambridge, Massachusetts 02139

Attention: David Mason, Esq.

15. Effect of Amendment. Except as modified by this Amendment, the Existing Lease and all the covenants, agreements, terms, provisions and conditions thereof shall remain in full force and effect and are hereby ratified and affirmed. In the event of any conflict between the terms contained in this Amendment and the Existing Lease, the terms herein contained shall supersede and control the obligations and liabilities of the parties.

16. Successors and Assigns. Each of the covenants, conditions and agreements contained in this Amendment shall inure to the benefit of and shall apply to and be binding upon the parties hereto and their respective heirs, legatees, devisees, executors, administrators and permitted successors and assigns and sublessees. Nothing in this section shall in any way alter the provisions of the Lease restricting assignment or subletting.

17. Miscellaneous. This Amendment becomes effective only upon execution and delivery hereof by Landlord and Tenant. The captions of the paragraphs and subparagraphs in this Amendment are inserted and included solely for convenience and shall not be considered or given any effect in construing the provisions hereof. All exhibits hereto are incorporated herein by reference. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for a lease, and shall not be effective as a lease, lease amendment or otherwise until execution by and delivery to both Landlord and Tenant.

18. Authority. Each party guarantees, warrants and represents that the individual or individuals signing this Amendment have the power, authority and legal capacity to sign this Amendment on behalf of and to bind all entities, corporations, partnerships, limited liability companies, joint venturers or other organizations and entities on whose behalf such individual or individuals have signed.

19. Counterparts; Facsimile and PDF Signatures. This Amendment may be executed in one or more counterparts, each of which, when taken together, shall constitute one and the same document. A facsimile or portable document format (PDF) signature on this Amendment shall be equivalent to, and have the same force and effect as, an original signature.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as a sealed Massachusetts instrument as of the date and year first above written.

LANDLORD:

BMR-BROADWAY LLC, a Delaware limited liability company

By:	/s/ William Kane
Name:	William Kane
Title:	Senior Vice President, East Coast Leasing

TENANT:

EVERQUOTE, INC., a Delaware corporation

By:	/s/ Seth Birnbaum
Name:	Seth Birnbaum
Title:	Chief Executive Officer

EXHIBIT A

ADDITIONAL PREMISES

EXHIBIT B

WORK LETTER

This Work Letter (this “Work Letter”) is made and entered into as of the 26th day of September, 2018, by and between BMR-BROADWAY LLC, a Delaware limited liability company (“Landlord”), and EVERQUOTE, INC., a Delaware corporation formerly known as AdHarmonics, Inc. (“Tenant”), and is attached to and made a part of that certain Seventh Amendment to Lease dated even of the date herewith (the “Seventh Amendment”), which amends that certain Lease dated as of July 24, 2013, as amended by that certain First Amendment to Lease dated as of September 30, 2013, that certain Second Amendment to Lease dated as of January 30, 2015, that certain Third Amendment to Lease dated as of July 24, 2015, that certain Fourth Amendment to Lease dated as of December 20, 2016, that certain Fifth Amendment to Lease dated as of October 23, 2017, and that certain Sixth Amendment to Lease dated as of February 12, 2018 (collectively, and as the same may have been heretofore further amended, amended and restated, supplemented or otherwise modified from time to time, the “Lease”), by and between Landlord and Tenant for the Premises located at 210 Broadway in Cambridge, Massachusetts. All capitalized terms used but not otherwise defined herein shall have the meanings given them in the Lease. For the avoidance of any doubt, to the extent Tenant utilizes any portion of the Second Floor TI Allowance for work on the Original Premises in accordance with Section 6 of the Seventh Amendment, all references to the “Second Floor Tenant Improvements” as used in the Seventh Amendment and this Work Letter shall be deemed to include such work performed by Tenant to the Original Premises, and all of the requirements set forth herein shall also apply to the Original Premises work.

1.	General Requirements.

1.1.	Authorized Representatives.

(a) Landlord designates, as Landlord’s authorized representative (“Landlord’s Authorized Representative”), (i) Sal Zinno as the person authorized to initial plans, drawings, approvals and to sign change orders pursuant to this Work Letter and (ii) an officer of Landlord as the person authorized to sign any amendments to this Work Letter or the Lease. Tenant shall not be obligated to respond to or act upon any such item until such item has been initialed or signed (as applicable) by the appropriate Landlord’s Authorized Representative. Landlord may change either Landlord’s Authorized Representative upon one (1) business day’s prior written notice to Tenant.

(b) Tenant designates David Mason (“Tenant’s Authorized Representative”) as the person authorized to initial and sign all plans, drawings, change orders and approvals pursuant to this Work Letter. Landlord shall not be obligated to respond to or act upon any such item until such item has been initialed or signed (as applicable) by Tenant’s Authorized Representative. Tenant may change Tenant’s Authorized Representative upon one (1) business day’s prior written notice to Landlord.

1.2. Schedule. The schedule for design and development of the Second Floor Tenant Improvements, including the time periods for preparation and review of construction documents, approvals and performance, shall be in accordance with a schedule to be prepared by Tenant (the “Schedule”). Tenant shall prepare the Schedule so that it is a reasonable schedule for the completion of the Second Floor Tenant Improvements. The Schedule shall clearly identify all activities requirement Landlord participation, including specific dates and time periods when Tenant’s contractor will require access to areas of the Project outside of the Premises. As soon as the Schedule is completed, Tenant shall deliver the same to Landlord for Landlord’s approval, which approval shall not be unreasonably withheld, conditioned or delayed. Such Schedule shall be approved or disapproved by Landlord within ten (10) days after delivery to Landlord. Landlord’s failure to respond in writing within the ten (10) day period shall be deemed approval by Landlord. If Landlord disapproves the Schedule, then Landlord shall notify Tenant in writing of its objections to such Schedule, and the parties shall confer and negotiate in good faith to reach agreement on the Schedule. The Schedule shall be subject to adjustment as mutually agreed upon in writing by the parties, or as provided in this Work Letter.

1.3. Tenant’s Architects, Contractors and Consultants. The architect, engineering consultants, design team, general contractor and subcontractors responsible for the construction of the Second Floor Tenant Improvements shall be selected by Tenant and approved by Landlord, which approval Landlord shall not unreasonably withhold, condition or delay. Landlord may refuse to use any architects, consultants, contractors, subcontractors or material suppliers that Landlord reasonably believes could cause labor disharmony. All Tenant contracts related to the Second Floor Tenant Improvements shall provide that Tenant may assign such contracts and any warranties with respect to the Second Floor Tenant Improvements to Landlord at any time.

2. Second Floor Tenant Improvements. All Second Floor Tenant Improvements shall be performed by Tenant’s contractor, at Tenant’s sole cost and expense (subject to Landlord’s obligations with respect to any portion of the Second Floor TI Allowance), and in accordance with the Approved Plans (as defined below), the Lease and this Work Letter. To the extent that the total projected cost of the Second Floor Tenant Improvements (as projected by Landlord) exceeds the TI Allowance (such excess, the “Excess TI Costs”), Tenant shall advance to Landlord any Excess TI Costs within ten (10) days after receipt of an invoice therefor, but in any case before Tenant commences the Second Floor Tenant Improvements. If the actual Excess TI Costs are less than the Excess TI Costs paid by Tenant to Landlord, Landlord shall credit Tenant with the overage paid by Tenant against Tenant’s Rent obligations, beginning after Landlord has completed the final accounting for the Second Floor Tenant Improvements. If the cost of the Second Floor Tenant Improvements (as projected by Landlord) increases over Landlord’s initial projection, then Landlord may notify Tenant and Tenant shall deposit any additional Excess TI Costs with Landlord in the same way that Tenant deposited the initial Excess TI Costs. If Tenant fails to pay, or is late in paying, any sum due to Landlord under this Work Letter, then Landlord shall have all of the rights and remedies set forth in the Lease for nonpayment of Rent (including the right to interest and the right to assess a late charge), and for purposes of any litigation instituted with regard to such amounts the same shall be considered Rent. All material and equipment furnished by Tenant or its contractors as the Second Floor Tenant Improvements shall be new or “like new”; the Second Floor Tenant Improvements shall be performed in a first-class, workmanlike manner; and the quality of the Second Floor Tenant Improvements shall be of a nature and character not less than the Building Standard. Tenant shall take, and shall require its contractors to take, commercially reasonable steps to protect the Second Floor Additional

Premises during the performance of any Second Floor Tenant Improvements, including covering or temporarily removing any window coverings so as to guard against dust, debris or damage. All Second Floor Tenant Improvements shall be performed in accordance with Article 17 of the Existing Lease; provided that, notwithstanding anything in the Lease or this Work Letter to the contrary, in the event of a conflict between this Work Letter and Article 17 of the Existing Lease, the terms of this Work Letter shall govern.

2.1. Work Plans. Tenant shall prepare and submit to Landlord for approval schematics covering the Second Floor Tenant Improvements prepared in conformity with the applicable provisions of this Work Letter (the “Draft Schematic Plans”). The Draft Schematic Plans shall contain sufficient information and detail to accurately describe the proposed design to Landlord and such other information as Landlord may reasonably request. Landlord shall notify Tenant in writing within ten (10) business days after receipt of the Draft Schematic Plans whether Landlord approves or objects to the Draft Schematic Plans and of the manner, if any, in which the Draft Schematic Plans are unacceptable. Landlord’s failure to respond within such ten (10) business day period shall be deemed approval by Landlord. If Landlord reasonably objects to the Draft Schematic Plans, then Tenant shall revise the Draft Schematic Plans and cause Landlord’s objections to be remedied in the revised Draft Schematic Plans. Tenant shall then resubmit the revised Draft Schematic Plans to Landlord for approval, such approval not to be unreasonably withheld, conditioned or delayed. Landlord’s approval of or objection to revised Draft Schematic Plans and Tenant’s correction of the same shall be in accordance with this Section until Landlord has approved the Draft Schematic Plans in writing or been deemed to have approved them. In its review of any set of the Draft Schematic Plans, Landlord shall not raise objections to or request modifications of any element of the Draft Schematic Plans which were reflected or shown on or otherwise consistent with any prior progress draft of the Draft Schematic Plans and were not included in prior disapproval notices unless arising from or affected by a change in the current set of the Draft Schematic Plans. The iteration of the Draft Schematic Plans that is approved or deemed approved by Landlord without objection shall be referred to herein as the “Approved Schematic Plans.”

2.2. Construction Plans. Tenant shall prepare final plans and specifications for the Second Floor Tenant Improvements that (a) are consistent with and are logical evolutions of the Approved Schematic Plans and (b) incorporate any other Tenant-requested (and Landlord-approved) Changes (as defined below). As soon as such final plans and specifications (“Construction Plans”) are completed, Tenant shall deliver the same to Landlord for Landlord’s approval, which approval shall not be unreasonably withheld, conditioned or delayed. Such Construction Plans shall be submitted by Tenant to Landlord in electronic .pdf, CADD and full-size hard copy formats, and shall be approved or disapproved by Landlord within ten (10) business days after delivery to Landlord. Landlord’s failure to respond within such ten (10) business day period shall be deemed approval by Landlord. If the Construction Plans are disapproved by Landlord, then Landlord shall notify Tenant in writing of its objections to such Construction Plans, and the parties shall confer and negotiate in good faith to reach agreement on the Construction Plans. In its review of any set of the Construction Plans, Landlord shall not raise objections to or request modifications of any element of the Construction Plans which were reflected or shown on or otherwise consistent with any prior progress draft of the Construction Plans and were not included in prior disapproval notices unless arising from or affected by a change in the current set of the Construction Plans. Promptly after the Construction Plans are approved by Landlord and Tenant, two (2) copies of such Construction Plans shall be initialed and dated by Landlord and Tenant, and Tenant shall promptly submit such Construction Plans to all appropriate Governmental Authorities for approval. The Construction Plans so approved, and all change orders specifically permitted by this Work Letter, are referred to herein as the “Approved Plans.”

2.3. Changes to the Second Floor Tenant Improvements. Any changes to the Approved Plans (each, a “Change”) shall be requested and instituted in accordance with the provisions of this Article 2 and shall be subject to the written approval of the non-requesting party in accordance with this Work Letter.

(a) Change Request. Either Landlord or Tenant may request Changes after Landlord approves the Approved Plans by notifying the other party thereof in writing in substantially the same form as the AIA standard change order form (a “Change Request”), which Change Request shall detail the nature and extent of any requested Changes, including (i) the Change, (ii) the party required to perform the Change and (iii) any modification of the Approved Plans and the Schedule, as applicable, necessitated by the Change. If the nature of a Change requires revisions to the Approved Plans, then the requesting party shall be solely responsible for the cost and expense of such revisions and any increases in the cost of the Second Floor Tenant Improvements as a result of such Change. Change Requests shall be signed by the requesting party’s Authorized Representative.

(b) Approval of Changes. All Change Requests shall be subject to the other party’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed. The non-requesting party shall have five (5) business days after receipt of a Change Request to notify the requesting party in writing of the non-requesting party’s decision either to approve or object to the Change Request. The non-requesting party’s failure to respond within such five (5) business day period shall be deemed approval by the non-requesting party.

2.4. Preparation of Estimates. Tenant shall, before proceeding with any Change, using its best efforts, prepare as soon as is reasonably practicable (but in no event more than five (5) business days after delivering a Change Request to Landlord or receipt of a Change Request) an estimate of the increased costs or savings that would result from such Change, as well as an estimate of such Change’s effects on the Schedule. Landlord shall have five (5) business days after receipt of such information from Tenant to (a) in the case of a Tenant-initiated Change Request, approve or reject such Change Request in writing, or (b) in the case of a Landlord-initiated Change Request, notify Tenant in writing of Landlord’s decision either to proceed with or abandon the Landlord-initiated Change Request.

2.5. Quality Control Program; Coordination. Tenant shall provide Landlord with information regarding the following (together, the “QCP”): (a) Tenant’s general contractor’s quality control program and (b) evidence of subsequent monitoring and action plans. The QCP shall be subject to Landlord’s reasonable review and approval and shall specifically address the Second Floor Tenant Improvements. Tenant shall ensure that the QCP is regularly implemented on a scheduled basis and shall provide Landlord with reasonable prior notice and access to attend all inspections and meetings between Tenant and its general contractor. At the conclusion of the Second Floor Tenant Improvements, Tenant shall deliver the quality control log to Landlord, which shall include all records of quality control meetings and testing and of inspections held in the field, including inspections relating to concrete, steel roofing, piping pressure testing and system commissioning.

3. Completion of Second Floor Tenant Improvements. Tenant, at its sole cost and expense (except for the TI Allowance), shall perform and complete the Second Floor Tenant Improvements in all respects (a) in substantial conformance with the Approved Plans, (b) otherwise in compliance with provisions of the Lease and this Work Letter and (c) in accordance with Applicable Laws, the requirements of Tenant’s insurance carriers, the requirements of Landlord’s insurance carriers (to the extent Landlord provides its insurance carriers’ requirements to Tenant) and the board of fire underwriters having jurisdiction over the Premises. The Second Floor Tenant Improvements shall be deemed completed at such time as Tenant shall furnish to Landlord (t) evidence reasonably satisfactory to Landlord that (i) all Second Floor Tenant Improvements have been completed and paid for in full (which shall be evidenced by the architect’s certificate of completion and the general contractor’s and each subcontractor’s and material supplier’s final unconditional waivers and releases of liens, each in a form acceptable to Landlord and complying with Applicable Laws and a Certificate of Substantial Completion in the form of the American Institute of Architects document G704, executed by the project architect (to the extent applicable) and the general contractor, together with a statutory notice of substantial completion from the general contractor), (ii) all Second Floor Tenant Improvements have been accepted by Landlord, (iii) any and all liens related to the Second Floor Tenant Improvements have either been discharged of record (by payment, bond, order of a court of competent jurisdiction or otherwise) or waived by the party filing such lien and (iv) no security interests relating to the Second Floor Tenant Improvements are outstanding, (u) all certifications and approvals with respect to the Second Floor Tenant Improvements that may be required from any Governmental Authority and any board of fire underwriters or similar body for the use and occupancy of the Premises (including a certificate of occupancy for the Premises for the Permitted Use), (v) certificates of insurance required by the Lease to be purchased and maintained by Tenant, (w) an affidavit from Tenant’s architect certifying that all work performed in, on or about the Premises is in accordance with the Approved Plans, (x) complete “as built” drawing print sets, project specifications and shop drawings and electronic CADD files on disc (showing the Second Floor Tenant Improvements as an overlay on the Building “as built” plans (provided that Landlord provides the Building “as-built” plans provided to Tenant) of all contract documents for work performed by their architect and engineers in relation to the Second Floor Tenant Improvements, (y) a commissioning report prepared by a licensed, qualified commissioning agent hired by Tenant and reasonably approved by Landlord for all new or affected mechanical, electrical and plumbing systems (which report Landlord may hire a licensed, qualified commissioning agent to peer review, and whose reasonable recommendations Tenant’s commissioning agent shall perform and incorporate into a revised report) and (z) such other “close out” materials as Landlord reasonably requests consistent with Landlord’s own requirements for its contractors, such as copies of manufacturers’ warranties, operation and maintenance manuals and the like.

4. Insurance.

4.1. Property Insurance. At all times during the period beginning with commencement of construction of the Second Floor Tenant Improvements and ending with final completion of the Second Floor Tenant Improvements, Tenant shall maintain, or cause to be maintained (in addition to the insurance required of Tenant pursuant to the Lease), property insurance insuring Landlord and the Landlord Parties, as their interests may appear. Such policy shall, on a completed replacement cost basis for the full insurable value at all times, insure against loss or damage by fire, vandalism and malicious mischief and other such risks as are customarily covered by the so-called “broad form extended coverage endorsement” upon all Tenant Improvements and the general contractor’s and any subcontractors’ machinery, tools and equipment, all while each forms a part of, or is contained in, the Second Floor Tenant Improvements or any temporary structures on the Second Floor Additional Premises, or is adjacent thereto; provided that, for the avoidance of doubt, insurance coverage with respect to the general contractor’s and any subcontractors’ machinery, tools and equipment shall be carried on a primary basis by such general contractor or the applicable subcontractor(s). Tenant agrees to pay any deductible, and Landlord is not responsible for any deductible, for a claim under such insurance.

4.2. Workers’ Compensation Insurance. At all times during the period of construction of the Second Floor Tenant Improvements, Tenant shall, or shall cause its contractors or subcontractors to, maintain statutory workers’ compensation insurance as required by Applicable Laws.

4.3. Any insurance provided pursuant to this Article shall waive subrogation against the Landlord Parties and Tenant shall hold harmless and indemnify the Landlord Parties for any loss or expense incurred as a result of a failure to obtain such waivers of subrogation from insurers.

5. Liability. Except as caused by the gross negligence or willful misconduct of Landlord, Tenant assumes sole responsibility and liability for any and all injuries or the death of any persons, including Tenant’s contractors and subcontractors and their respective employees, agents and invitees, and for any and all damages to property arising from any act or omission on the part of Tenant, Tenant’s contractors or subcontractors, or their respective employees, agents and invitees in the prosecution of the Second Floor Tenant Improvements. Tenant agrees to indemnify, save, defend (at Landlord’s option and with counsel reasonably acceptable to Landlord) and hold the Landlord Indemnitees (as defined in the Lease) harmless from and against all Claims due to, because of or arising out of any and all such injuries, death or damage, whether real or alleged, and Tenant and Tenant’s contractors and subcontractors shall assume and defend at their sole cost and expense all such Claims; provided, however, that nothing contained in this Work Letter shall be deemed to indemnify or otherwise hold Landlord harmless from or against liability caused by Landlord’s negligence or willful misconduct. Any deficiency in design or construction of the Second Floor Tenant Improvements shall be solely the responsibility of Tenant, notwithstanding the fact that Landlord may have approved of the same in writing.

6. TI Allowance.

6.1. Application of TI Allowance. Landlord shall contribute, in the following order, the Second Floor TI Allowance and any Excess TI Costs advanced by Tenant to Landlord toward the costs and expenses incurred in connection with the performance of the Second Floor Tenant Improvements, in accordance with Section 6 of the Seventh Amendment. If the entire Second Floor TI Allowance is not applied toward or reserved for the costs of the Second Floor Tenant Improvements or Alterations to the Original Premises, then Tenant shall not be entitled to a credit of such unused portion of the Second Floor TI Allowance. If the entire Excess TI Costs advanced by Tenant to Landlord are not applied toward the costs of the Second Floor Tenant Improvements, then Landlord shall credit Tenant with the overage paid by Tenant against Tenant’s Rent obligations, in accordance with Section 2 of this Work Letter. Tenant may apply the Second Floor TI Allowance for the payment of construction and other costs in accordance with the terms and provisions of the Lease.

6.2. Approval of Budget for the Second Floor Tenant Improvements. Notwithstanding anything to the contrary set forth elsewhere in this Work Letter or the Lease, Landlord shall not have any obligation to expend any portion of the Second Floor TI Allowance until Landlord and Tenant shall have approved in writing the budget for the Second Floor Tenant Improvements (the “Approved Budget”). Prior to Landlord’s reasonable approval of the Approved Budget, Tenant shall pay all of the costs and expenses incurred in connection with the Second Floor Tenant Improvements as they become due. Landlord shall not be obligated to reimburse Tenant for costs or expenses relating to the Second Floor Second Floor Tenant Improvements and, if applicable, the Second Floor Tenant Improvements that exceed the amount of the Second Floor TI Allowance. Landlord shall not unreasonably withhold, condition or delay its approval of any budget for Second Floor Tenant Improvements that is proposed by Tenant.

6.3. Fund Requests. Upon submission by Tenant to Landlord as of or prior to the Second Floor TI Deadline of (a) a statement (a “Fund Request”) setting forth the total amount of the Second Floor TI Allowance requested, (b) a summary of the Second Floor Tenant Improvements performed using AIA standard form Application for Payment (G 702) executed by the general contractor and by the architect, (c) invoices from the general contractor, the architect, and any subcontractors, material suppliers and other parties requesting payment with respect to the amount of the Second Floor TI Allowance then being requested, (d) in a form reasonably acceptable to Landlord and complying with Applicable Laws and (e) conditional lien releases (except with respect to the final Fund Request, which shall include unconditional lien releases) from the general contractor and each subcontractor and material supplier with respect to the Second Floor Tenant Improvements performed that correspond to the Fund Request each in a form acceptable to Landlord and complying with Applicable Laws, then Landlord shall, within thirty (30) days following receipt by Landlord of a Fund Request and the accompanying materials required by this Section, pay to (as elected by Landlord) the applicable contractors, subcontractors and material suppliers or Tenant (for reimbursement for payments made by Tenant to such contractors, subcontractors or material suppliers either prior to Landlord’s approval of the Approved TI Budget or as a result of Tenant’s decision to pay for the Second Floor Tenant Improvements itself and later seek reimbursement from Landlord in the form of one lump sum payment in accordance with the Lease and this Work Letter), the amount of Second Floor Tenant Improvement costs set forth in such Fund Request or Landlord’s pari passu share thereof if Excess TI Costs exist based on the Approved Budget; provided, however, that Landlord shall not be obligated to make any payments under this Section until the budget for the Second Floor Tenant Improvements is approved in accordance with Section 6.2, and any Fund Request under this Section shall be subject to the payment limits set forth in Section 6.2 above and Section 6 of the Seventh Amendment. Notwithstanding anything in this Section to the contrary, Tenant shall not submit a Fund Request after the Second Floor TI Deadline or more often than every thirty (30) days. Any additional Fund Requests submitted by Tenant after the Second Floor TI Deadline or more often than every thirty (30) days shall be void and of no force or effect. For the avoidance of doubt, to the extent Tenant utilizes any portion of the Second Floor TI Allowance for work on the Original Premises in accordance with the provisions of Section 6 of the Seventh Amendment, Tenant’s Fund Request shall specify the amount requested for the Original Premises, and Tenant shall submit the documentation required in this Section 6 as it relates to the work on the Original Premises.

6.4. Accrual Information. In addition to the other requirements of this Section 6, Tenant shall, no later than the second (2nd) business day of each month until the Second Floor Tenant Improvements are complete, provide Landlord with an estimate of (a) the percentage of design and other soft cost work that has been completed, (b) design and other soft costs spent through the end of the previous month, both from commencement of the Second Floor Tenant Improvements and solely for the previous month, (c) the percentage of construction and other hard cost work that has been completed, (d) construction and other hard costs spent through the end of the previous month, both from commencement of the Second Floor Tenant Improvements and solely for the previous month, and (e) the date of Substantial Completion of the Second Floor Tenant Improvements.

7. Miscellaneous.

7.1. Incorporation of Lease Provisions. Sections 41.3, 41.4, 41.6 through 41.8, 41.10, and 41.12 through 41.18 of the Lease are incorporated into this Work Letter by reference, and shall apply to this Work Letter in the same way that they apply to the Lease.

7.2. General. Except as otherwise set forth in the Lease or this Work Letter, this Work Letter shall not apply to improvements performed in any Second Floor Additional Premises added to the Premises at any time or from time to time, whether by any options under the Lease or otherwise; or to any portion of the Premises or any additions to the Premises in the event of a renewal or extension of the original Term, whether by any options under the Lease or otherwise, unless the Lease or any amendment or supplement to the Lease expressly provides that such Second Floor Additional Premises are to be delivered to Tenant in the same condition as the initial Premises.

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Work Letter to be effective on the date first above written.

LANDLORD:

BMR-BROADWAY LLC, a Delaware limited liability company

By:	/s/ William Kane
Name:	William Kane
Title:	Senior Vice President, East Coast Leasing

TENANT:

EVERQUOTE, INC., a Delaware corporation

By:	/s/ David Mason
Name:	David Mason
Title:	General Counsel

EXHIBIT C

ACKNOWLEDGEMENT OF SECOND FLOOR TERM COMMENCEMENT DATE

AND TERM EXPIRATION DATE

THIS ACKNOWLEDGEMENT OF SECOND FLOOR TERM COMMENCEMENT DATE AND TERM EXPIRATION DATE is entered into as of [            ], 20[    ], with reference to that certain Seventh Amendment to Lease dated as of [            ], 2018 (the “Seventh Amendment”), which amends that certain Lease dated as of July 24, 2013, as amended by that certain First Amendment to Lease dated as of September 30, 2013, that certain Second Amendment to Lease dated as of January 30, 2015, that certain Third Amendment to Lease dated as of July 24, 2015, that certain Fourth Amendment to Lease dated as of December 20, 2016, that certain Fifth Amendment to Lease dated as of October 23, 2017, and that certain Sixth Amendment to Lease dated as of February 12, 2018 (collectively, and as the same may have been heretofore further amended, amended and restated, supplemented or otherwise modified from time to time, the “Lease”), by EVERQUOTE, INC., a Delaware corporation (“Tenant,” formerly known as AdHarmonics, Inc.), in favor of BMR-BROADWAY LLC, a Delaware limited liability company (“Landlord”). All capitalized terms used herein without definition shall have the meanings ascribed to them in the Lease.

Tenant hereby confirms the following:

1. Tenant accepted possession of the Second Floor Additional Premises for construction of improvements or the installation of personal or other property on [            ], 20[    ], and for use in accordance with the Permitted Use on [            ], 20[    ]. Tenant first occupied the Second Floor Additional Premises for the Permitted Use on [            ], 20[    ].

2. The Second Floor Additional Premises are in good order, condition and repair.

3. All conditions of the Seventh Amendment to be performed by Landlord as a condition to the full effectiveness of the Seventh Amendment with respect to the Second Floor Additional Premises have been satisfied, and Landlord has fulfilled all of its duties in the nature of inducements offered to Tenant to lease the Second Floor Additional Premises[, except for             ].

4. In accordance with the provisions of Section 3 of the Seventh Amendment, the Second Floor Term Commencement Date is [March 24, 2019], and, unless the Lease is terminated prior to the Term Expiration Date pursuant to its terms, the Term Expiration Date shall be September 30, 2024.

5. The Lease is in full force and effect, and the same represents the entire agreement between Landlord and Tenant concerning the Premises[, except [            ]].

6. Tenant has no existing defenses against the enforcement of the Lease by Landlord, and there exist no offsets or credits against Rent owed or to be owed by Tenant.

7. The obligation to pay Rent with respect to the Second Floor Additional Premises is presently in effect and all Rent obligations with respect to the Second Floor Additional Premises on the part of Tenant under the Lease commenced to accrue on [March 24, 2019], with Base Rent payable on the dates and amounts set forth in the chart below:

Dates	Approximate Square Feet of Rentable Area	Base Rent per Square Foot of Rentable Area	Monthly Base Rent	Annual Base Rent
[4/24/2019- 4/23/2020]	7,148	$80.00 annually	$47,653.33	$571,840.00
[4/24/2020- 4/23/2021]	7,148	$81.00 annually	$48,249.00	$578,988.00
[4/24/2021- 4/23/2022]	7,148	$82.00 annually	$48,844.67	$586,136.00
[4/24/2022- 4/23/2023]	7,148	$83.00 annually	$49,440.33	$593,284.00
[4/24/2023- 4/23/2024]	7,148	$84.00 annually	$50,036.00	$600,432.00
[4/24/2024- 9/30/2024]	7,148	85.00 annually	$50,631.67	*

*	Not a full 12 months

8. The undersigned Tenant has not made any prior assignment, transfer, hypothecation or pledge of the Lease or of the rents thereunder or sublease of the Premises or any portion thereof.

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IN WITNESS WHEREOF, Tenant has executed this Acknowledgment of Second Floor Term Commencement Date and Term Expiration Date as of the date first written above.

TENANT:

EVERQUOTE, INC., a Delaware corporation

By:
Name:
Title: